Exhibit 99.2(K)(3)

AMERICAN BEACON FUNDS
AMERICAN BEACON SELECT FUNDS
AMERICAN BEACON INSTITUTIONAL FUNDS TRUST
AMERICAN BEACON SOUND POINT ENHANCED INCOME FUND

SECOND AMENDMENT
TO
SUB-ADMINISTRATIVE SERVICES FEE AGREEMENT

This Amendment to the Sub-Administrative Services Fee Agreement is made as of August 26, 2018 (the “Amendment”) by and between American Beacon Funds and the American Beacon Select Funds, each a Massachusetts business trust, the American Beacon Institutional Funds Trust, a Delaware statutory trust, and the American Beacon Sound Point Enhanced Income Fund, a Delaware statutory trust (collectively, the “Trusts”), and American Beacon Advisors, Inc., a Delaware corporation (the “Manager”).  Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Manager and the Trusts entered into a Sub-Administrative Services Fee Agreement effective as of April 30, 2017 (the “Agreement”);

WHEREAS, the Manager and the Trusts wish to add the American Beacon Apollo Total Return Fund as an additional Trust party to the Agreement and update Schedules A and B to the Agreement as set forth below; and

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	The Agreement is amended as follows:

A.	Schedule A is hereby deleted in its entirety and replaced with the updated Schedule A attached hereto.

B.	Schedule B is hereby deleted in its entirety and replaced with the updated Schedule B attached hereto.

2.
Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.  This Amendment is incorporated in its entirety into the Agreement, and this Amendment and said Agreement shall be read and interpreted together as the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

AMERICAN BEACON FUNDS
AMERICAN BEACON SELECT FUNDS
AMERICAN BEACON INSTITUTIONAL FUNDS TRUST
AMERICAN BEACON SOUND POINT ENHANCED INCOME FUND
AMERICAN BEACON APOLLO TOTAL RETURN FUND

By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President

AMERICAN BEACON ADVISORS, INC.

By:	/s/ Jeffrey K. Ringdahl
Jeffrey K. Ringdahl
Chief Operating Officer

AMERICAN BEACON FUNDS
AMERICAN BEACON SELECT FUNDS
AMERICAN BEACON INSTITUTIONAL FUNDS TRUST
AMERICAN BEACON SOUND POINT ENHANCED INCOME FUND

SUB-ADMINISTRATIVE SERVICES FEE AGREEMENT

SCHEDULE A
AMERICAN BEACON FUNDS

American Beacon AHL Managed Futures Strategy Fund
American Beacon Acadian Emerging Markets Managed Volatility Fund
American Beacon Alpha Quant Core Fund
American Beacon Alpha Quant Dividend Fund
American Beacon Alpha Quant Quality Fund
American Beacon Alpha Quant Value Fund
American Beacon ARK Transformational Innovation Fund
American Beacon Bahl & Gaynor Small Cap Growth Fund
American Beacon Balanced Fund
American Beacon Bridgeway Large Cap Growth Fund
American Beacon Bridgeway Large Cap Growth II Fund
American Beacon Bridgeway Large Cap Value Fund
American Beacon Crescent Short Duration High Income Fund
American Beacon Flexible Bond Fund
American Beacon Garcia Hamilton Quality Bond Fund
American Beacon GLG Total Return Fund
American Beacon Global Evolution Frontier Markets Income Fund
American Beacon Grosvenor-Long/Short Fund
American Beacon International Equity Fund
American Beacon Ionic Strategy Arbitrage Fund
American Beacon Large Cap Value Fund
American Beacon Mid-Cap Value Fund
American Beacon Numeric Integrated Alpha Fund
American Beacon SGA Global Growth Fund
American Beacon Shapiro Equity Opportunities Fund American Beacon Shapiro SMID Cap Equity Fund
American Beacon SiM High Yield Opportunities Fund
American Beacon Small Cap Value Fund
American Beacon Sound Point Floating Rate Income Fund
American Beacon Stephens Mid-Cap Growth Fund
American Beacon Stephens Small Cap Growth Fund
American Beacon The London Company Income Equity Fund
American Beacon Twenty Four Strategic Income Fund
American Beacon Zebra Small Cap Equity Fund

AMERICAN BEACON SELECT FUND
American Beacon U.S. Government Money Market Select Fund

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST
American Beacon Diversified Fund

AMERICAN BEACON SOUND POINT ENHANCED INCOME FUND
American Beacon Sound Point Enhanced Income Fund

AMERICAN BEACON APOLLO TOTAL RETURN FUND
American Beacon Apollo Total Return Fund